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                                                                   EXHIBIT 10.6

                                                                   RESTATED AND
                                                             AS AMENDED THROUGH
                                                               FEBRUARY 1, 2000


                               CRAWFORD & COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                 AS AMENDED AND RESTATED AS OF FEBRUARY 1, 2000


                                   Section 1

                                    PURPOSE

                  Crawford & Company hereby amends and restates the Crawford & Company Supplemental Executive Retirement Plan as originally effective as of January 1, 1986 and as thereafter amended. The primary purpose of this SERP is to provide a supplemental retirement benefit to the Participants described in Exhibit A to supplement the benefits payable to each of them under the Retirement Plan to the extent such Retirement Plan benefits are limited by the application of Code ss.ss. 401(a)(17) and 415.

                                   Section 2

                                  DEFINITIONS

                  The capitalized terms used in this SERP shall have the same meanings assigned to those terms in the Retirement Plan except that the following terms shall have the following meanings:

                  2.1 SERP - means this Crawford & Company Supplemental Executive Retirement Plan, as amended from time to time.

                  2.2 Retirement Plan - means the Crawford & Company Retirement Plan and Trust Agreement, as amended from time to time.

                  2.3 Deferred Compensation Plan - means the Crawford & Company Deferred Compensation Plan, and any successor plan, as amended from time to time.


                                   Section 3

                                 PARTICIPATION

                  The Senior Compensation and Stock Option Committee of the Board of Directors shall have the power to designate an executive as a Participant in this SERP and such designations shall be reflected on Exhibit A to this SERP.

                                   Section 4

                                    BENEFIT

                  4.1 SERP Benefit. A benefit shall be payable under this SERP to, or on behalf of, each Participant, which benefit shall equal the excess, if any, of (a) over (b) where

                  (a) equals the aggregate of the benefits which would have been payable to him, or on his behalf, under (A) the Retirement Plan, plus (B) Restoration Benefits under the Deferred Compensation Plan in the form elected by him, or his Beneficiary, under the terms of the Retirement Plan and Deferred Compensation Plan absent the limitations of Code ss.ss.401(a)(17) and 415, without regard to when such executive became a participant; and

                  (b) equals the aggregate benefits actually payable to him, or on his behalf, in such form under (A) the Retirement Plan, and (B) the Restoration Benefits provisions of the Deferred Compensation Plan.


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                  4.2   Payment. The benefit payable to, or on behalf of, a
Participant under this ss.4 shall be paid as of the same date, in the same benefit payment form and to the same person as his benefit under the Retirement Plan or Deferred Compensation Plan and no payment shall be made to, or on behalf of, a Participant under this ss.4 unless and until a benefit is paid to him, or on his behalf, under the Retirement Plan.

                  4.3 Previously Retired Participants. Notwithstanding the foregoing, if an executive, at the time of his designation as a Participant, is currently receiving benefits under the Retirement Plan, he shall not receive any benefits under this SERP until such time as such Participant's employment terminates following his or her designation as a Participant ("Subsequent Retirement"). Such Participant's SERP benefits under ss.4.1 shall, at the time of the Subsequent Retirement, be determined by including all periods of employment up to the Subsequent Retirement, without regard to any previous retirement, as if the Participant first started receiving benefits under the Retirement Plan as of the time of his or her Subsequent Retirement. Any Participant who retires and then returns to employment shall receive additional SERP benefits in accordance with ss.4.1 with respect to such period of subsequent employment if designated a continuing Participant by the Committee.


                                   Section 5

                           SOURCE OF BENEFIT PAYMENTS

                  All benefits payable under the terms of this SERP shall be paid by Crawford & Company from its general assets. No person shall have any right or interest or claims whatsoever to the payment of a benefit under this SERP from any person whomsoever other than Crawford & Company, and no Participant or beneficiary shall have any right or interest whatsoever to the payment of a benefit under this SERP which is superior in any manner to the right of any other general and unsecured creditor of Crawford & Company.


                                   Section 6

                          NOT A CONTRACT OF EMPLOYMENT

                  Participation in this SERP shall not grant to any Participant the right to remain an employee for any specific term of employment or in any specific capacity or at any specific rate of compensation.


                                   Section 7

                          NO ALIENATION OR ASSIGNMENT

                  A Participant or a beneficiary under this SERP shall have no right or power to alienate, commute, anticipate or otherwise assign at law or equity all or any portion of any benefit otherwise payable under this SERP, and the Senior Compensation and Stock Option Committee of the Board of Directors shall have the right in light of any such action to suspend temporarily or terminate permanently the payment of benefits to, or on behalf of, any Participant or beneficiary who attempts to do so.


                                   Section 8

                                     ERISA

                  Crawford & Company intends that this SERP come within the various exceptions and exemptions of ERISA and for an unfunded deferred compensation plan maintained primarily for a select group of management or highly compensated employees within the meaning of ERISA ss. 201(2), ss. 302(a)(3) and ss. 401(a)(1) and any ambiguities in this SERP shall be construed to effect that intent.


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                                   Section 9

                   ADMINISTRATION, AMENDMENT AND TERMINATION

                  Crawford & Company shall have all powers necessary to administer this SERP in its absolute discretion and shall have the right, by action of the Senior Compensation and Stock Option Committee of the Board of Directors, to amend this SERP from time to time in any respect whatsoever and to terminate this SERP at any time; provided, however, that any such amendment or termination shall not be applied retroactively to deprive a Participant of benefits accrued under this Plan to the date of such amendment or termination. This SERP shall be binding on any successor in interest to Crawford & Company.


                                   Section 10

                                  CONSTRUCTION

                  This SERP shall be construed in accordance with the laws of the State of Georgia, and the masculine shall include the feminine and the singular the plural whenever appropriate.


                                   Section 11

                                   EXECUTION

                  Crawford & Company, as the SERP sponsor, has executed this SERP to evidence the adoption of this amendment and restatement by the Senior Compensation and Stock Option Committee of its Board of Directors this 1st day of February, 2000.


                                                  CRAWFORD & COMPANY


                                                  By  /s/ Archie Meyers, Jr.


                                                  Title:  Chairman & CEO


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                                   EXHIBIT A


                CRAWFORD & COMPANY SUPPLEMENTAL RETIREMENT PLAN
                       AS AMENDED AND RESTATED EFFECTIVE
                             AS OF FEBRUARY 1, 2000


NAME OF PARTICIPANT

T. G. Germany
F. L. Minix
R. P. Albright
P. A. Bollinger
D. R. Chapman
J. F. Osten
D. A. Smith
J. F. Giblin
A. L. Meyers, Jr.
G. L. Davis
J. A. McGee
H. L. Rogers
S. V. Festa
Victoria Holland